Exhibit 99.2

上海市静安区南京西路 1717 号 会德丰国际广场 2504 室 2504 Wheelock Square 1717 Nanjing West Road Shanghai 200040, China Tel: 86 (21) 5407 5836 Fax: 86 (21) 3209 8500 www.frost.com

20 May 2024

Semidux (Cayman) Holding Limited

19/F, Haofang Sky Plaza, No. 11008 Beihuan Avenue

Nanshan District, Shenzhen, 518051 The People’s Republic of China

Re: Consent of Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

Ladies and Gentlemen,

We understand that Semidux (Cayman) Holding Limited (the “Company”) intends to file a registration statement on Form F-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the references to our name and the inclusion of information, data, and statements from our research reports and amendments thereto, including but not limited to the industry research report titled “Computing Power Infrastructure and Gaming Independent Market Research” (the “Report”), and any subsequent amendments to the Report, as well as the citation of our research report and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K, or other SEC filings (collectively, the “SEC Filings”), (iv) on the websites of the Company and its subsidiaries and affiliates, and (v) in institutional and retail road shows and other activities in connection with the Proposed IPO, and in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours faithfully

For and on behalf of

Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

/s/ Jessica Lau
Name:	Jessica Lau
Title:	Executive Director